Exhibit 99.1

Guerrilla RF Reports Fourth Quarter and Full Year 2025 Results

Record Quarterly Revenue of $6.7 Million, Up 53% YoY

Company Achieves Operating Profitability and Positive Operating Cash Flow in Q4

GREENSBORO, NC — March 26, 2026 — Guerrilla RF, Inc. (OTCQX: GUER), a leading provider of high performance radio frequency (RF) and microwave semiconductors, today reported fourth quarter and full year 2025 financial results, highlighting a major financial inflection point with the Company achieving operating profitability and positive operating cash flow in the fourth quarter.

The results reflect strong revenue growth, disciplined cost management, and meaningful progress toward sustained profitability.

Fourth Quarter 2025 Highlights

●	Revenue increased 53% year over year to $6.7 million, a new quarterly record
●	Gross profit rose 68% year over year to $4.5 million.
●	Gross profit margin increased to 66.4%, up 600 basis points year over year.
●	Operating expenses declined 24% year over year to $4.4 million, reflecting the efficiency actions the Company executed during the year.
●	Achieved operating income of approximately $55 thousand, a significant improvement compared to an operating loss of $3.1 million in the prior year quarter.
●	Generated positive operating cash flow of $1.1 million, marking a significant financial milestone.

Full Year 2025 Highlights

Management believes these full year 2025 results demonstrate a clear transition towards profitability, with substantial operating loss reduction, improved margins, and significantly lower cash burn.

●	Revenue increased 13% to $22.7 million, reflecting continued product momentum.
●	Gross profit grew 16% to $14.9 million, outpacing revenue as a result of changes in product price and mix.
●	Gross profit margin expanded to 65.3%, up 160 basis points, demonstrating improving product mix and scale benefits.

Significant Operating Leverage and Loss Reduction

●	Operating loss improved by $4.1 million to $4.7 million, at 47% year over year reduction.
●	Total operating expenses declined by $2.1 million, or 10%, driven by disciplined cost management.

Dramatic Improvement in Cash Efficiency

●	Cash used in operations reduced to $1.4 million, compared to $6.7 million in 2024, representing an approximately 79% improvement.
●	Improvement driven by stronger margins, lower operating expenses, and improved working capital efficiency.

Earnings Per Share Improvement

●	Net loss per share improved to $0.67, compared to $1.12 in 2024.

Key Operational Milestones

The Company has improved its financial reporting and governance structure

●	Management has successfully remediated a previously identified material weakness in its internal controls

“Our fourth quarter and full year results reflect meaningful progress across the business,” said Ryan Pratt, Founder and CEO of Guerrilla RF. “We delivered strong top-line growth while significantly reducing operating expenses, resulting in a return to operating profitability for the quarter. These results underscore the leverage in our model as revenue scales and our continued focus on disciplined execution.”

Cost Structure and Operating Leverage

The Company continues to benefit from a more efficient operating structure. Compared to 2024, research and development expenses declined approximately 24% for the quarter and 12% for the full year, while administration expenses were reduced by 43% for the quarter and 19% for the full year. Total operating expenses declined by $1.4 million compared to the fourth quarter of 2024, and declined by $2.1 million for the year. These improvements reflect a focused investment strategy centered on high return initiatives and disciplined execution.

Balance Sheet and Liquidity

As of December 31, 2025, Guerrilla RF reported $4.2 million in cash. The Company’s positive operating cash flow in the fourth quarter, combined with significantly reduced cash usage for the full year, reflects improved operating performance and expense discipline.

Outlook

Guerrilla RF enters 2026 with increasing revenue scale, a leaner operating structure, and demonstrated operating profitability and positive operating cash flow. The Company intends to continue progressing towards sustained self-sufficiency, with a goal of achieving full year profitability in 2026, driven by expanding customer adoption and continued execution.

“We delivered a meaningful step change in financial performance in the fourth quarter”, said Mike John-Williams, CFO. “Achieving both operating profitability and positive operating cash flow reflects the strength of our business model. With improved cost discipline, expanding margins, and growing revenue scale, we believe Guerrilla RF is well positioned to achieve full year profitability.”

Key Metrics (Non-GAAP Measures)

The following non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Company results as reported under GAAP.  The Company compensates for such limitations by relying primarily on GAAP results and using non-GAAP measures only as supplemental data.  In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by us, may differ from and may not be comparable to similarly titled measures used by other companies.

We regularly review the following key metrics to measure our performance, identify trends affecting our business, formulate financial projections, make strategic business decisions, and assess working capital needs.

	Year Ended December 31,
	2025	2024
Key Metrics
Number of products released	20	32
Number of total products	183	163
Number of products with lifetime revenue exceeding $100 thousand	83	73
Product backlog (in millions)	$6.3	$5.4

Number of products released: The total number of distinct new products released into production (products that have completed design, quality, and supply chain readiness) during the period.

Number of total products: The cumulative number of production-released products since our inception through the end of the period.

Number of products with lifetime revenue exceeding $100 thousand: The number of products that have achieved the threshold of cumulative sales of $100,000 since our inception through the end of the period.

Product backlog: The amount of product sales that have been committed to by customers, but have not yet been completed, shipped, or invoiced.  The Company's product backlog can be materially impacted by supply chain constraints, a shift in customer ordering patterns whereby customers place orders in anticipation of extended product delivery lead times, or other customer order delivery request modifications.  Furthermore, because the Company partners closely with a number of its customers to produce high-performance, quality components that are often designed into customers’ end products, immediate substitution of the Company’s products is neither typically desired by customers nor necessarily feasible.  As such, the Company has not historically experienced significant order cancellations, and the Company does not expect significant order cancellations in the future.  The Company closely monitors product backlog and its potential impact on the Company’s financial performance.

Full financial details can be found in our 10-K filed with the Securities and Exchange Commission.

About Guerrilla RF, Inc.

Founded in 2013, Guerrilla RF, Inc., develops and manufactures high-performance, state-of-the-art radio frequency (RF) and microwave semiconductors for wireless OEMs in multiple high-growth market segments, including network infrastructure for 5G/4G macro and small cell base stations, SATCOM, cellular repeaters/DAS, automotive telematics, military communications, navigation, and high-fidelity wireless audio. The Company has an extensive portfolio of 172+ high-performance RF and microwave semiconductor devices with 35+ new products in development. As one of the fastest-growing semiconductor firms in the industry, Guerrilla RF drives innovation through its R&D to commercialization initiatives and focuses on product excellence and custom solutions to underserved markets. The Company has shipped over 285 million devices. For more information, please visit https://www.guerrilla-rf.com/ or follow the Company on Twitter and LinkedIn.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the Company and its management about future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of several factors, including those described in the Company’s filings with the SEC available at https://www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact

Sam Funchess, VP of Corporate Development

ir@guerrilla-rf.com

+1 336 510 7840